UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021 (September 13, 2021)

SYLVAMO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-40718	86-2596371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2021, Sylvamo Corporation (the “Company”) entered into a credit agreement with Bank of America, N.A., as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Credit Agreement”), providing for senior secured credit facilities comprised of (i) a $450.0 million revolving credit facility (the “Revolving Credit Facility”), (ii) a $450.0 million term loan “B” facility (the “Term Loan B Facility”) and (iii) a $520.0 million term loan “F” facility (the “Term Loan F Facility” and together with the Term Loan B Facility, the “Term Loan Facilities”; and the Term Loan Facilities, together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”).

General

The Term Loan B Facility will mature on September 13, 2028. The Term Loan F Facility will mature on September 13, 2027. The Revolving Credit Facility will mature on September 13, 2026. In addition, however, the Credit Agreement provides for the right upon the request of the Company and without the consent of any other lender (i) for individual lenders under each of the Term Loan Facilities, to extend the maturity date of their loans under the applicable Term Loan Facility and (ii) for individual lenders under the Revolving Credit Facility, to extend the commitment expiration date of their portion of the commitments under the Revolving Credit Facility. The Revolving Credit Facility includes a sub-facility of $100.0 million for standby and commercial letters of credit and a sub-facility of $25.0 million for swing line loans. Loans under the Revolving Credit Facility may be requested to be drawn and repaid in U.S. dollars and, with respect to up to 50% of the commitments thereunder, drawn and repaid in euros and, subject to certain conditions including the approval of the administrative agent and all lenders thereunder, drawn and repaid in certain other requested currencies.

Subject to certain conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), the Term Loan Facilities and the Revolving Credit Facility may be expanded (or a new term loan facility added) by up to (i) the greater of (x) $250.0 million and (y) an amount equal to 50% of the Company’s consolidated EBITDA for the most recently completed four fiscal quarters plus (ii) the principal amount of certain voluntary repayments of the loans under the Senior Secured Credit Facilities (with, in the case of the Revolving Credit Facility, accompanying permanent commitment reductions) and open market purchases (which if made below par, will be given credit at the purchase price) plus (iii) an unlimited amount as will not cause the pro forma consolidated secured leverage ratio after giving effect to the incurrence of such additional amount and any use of proceeds thereof to exceed a specified consolidated secured leverage ratio. Amounts available pursuant to clause (iii) of the preceding sentence may be utilized prior to amounts under clauses (i) and (ii).

The Company has agreed that the proceeds of the Term Loan F Facility will be used solely to finance new or refinance previous investments (which financing or refinancing may take the form of a distribution to International Paper Company) that allow the Company’s and its subsidiaries’ pulp and paper mills to generate electric power from renewable energy sources (namely, energy conversion systems fueled by biomass) and to use the renewable power for their operations. The loans under the Term Loan Facilities are expected to be incurred prior to the consummation of the spin-off of the Company from International Paper Company (the “Spin-Off”). The proceeds of the Term Loan B Facility may be used to finance, in part, the special payment to International Paper Company in connection with the Spin-Off (the “Special Payment”) and to pay certain fees and expenses relating to the Spin-Off. The loans under the Revolving Credit Facility (i) are expected to be incurred prior to the consummation of the Spin-Off in an amount not exceeding $100.0 million to finance, in part, the Special Payment, with additional loan proceeds in excess of $100.0 million available to pay certain fees and expenses relating to the spin-off transaction and (ii) may be used after consummation of the Spin-Off for working capital and for other general corporate purposes. Letters of credit may be issued on and after the initial funding date of the Senior Secured Credit Facilities. Incurrence of the loans under the Senior Secured Credit Facilities is subject to customary conditions and the requirement that the Company receive a decision from the Federal Antimonopoly Service of Russia approving the acquisition by Sylvamo of rights enabling Sylvamo to direct the terms of business activities of two Russian subsidiaries. Such approval was received on September 10, 2021.

Interest Rates and Fees

The loans under the Term Loan B Facility will bear interest at an annual rate equal to (i) LIBOR plus 4.50%, or (ii) the base rate (which will be the highest of (x) the base rate established by the administrative agent as its prime rate in effect from time to time, (y) the federal funds effective rate plus 0.50% per annum and (z) one-month LIBOR (adjusted for maximum reserves) plus 1.00% per annum) plus 3.50%. The loans under the Term Loan B Facility are subject to a LIBOR “floor” of 0.50%.

The loans under the Term Loan F Facility and the Revolving Credit Facility will bear interest at an annual rate equal to (i) LIBOR (or in the case of euro denominated loans, EURIBOR) plus an applicable margin initially set at 1.90% with respect to the Term Loan F Facility and 1.75% with respect to the Revolving Credit Facility or (ii) other than in the case of non-U.S. dollar denominated loans, the base rate (which will be the highest of (x) the base rate established by the administrative agent as its prime rate in effect from time to time, (y) the federal funds effective rate plus 0.50% per annum and (z) one-month LIBOR (adjusted for maximum reserves) plus 1.00% per annum) plus an applicable margin initially set at 0.90% with respect to the Term Loan F Facility and 0.75% with respect to the Revolving Credit Facility. The loans under the Term Loan F Facility and the Revolving Credit Facility are subject to a LIBOR “floor” of 0.00%. Following the delivery of financial statements for the first full fiscal quarter completed after the initial funding date of the Senior Secured Credit Facilities, interest rate spreads under the Term Loan F Facility and the Revolving Credit Facility will be determined by reference to a leveraged-based pricing grid.

In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, the Company is required to pay customary agency fees, letter of credit fees and a commitment fee in respect of the unutilized commitments under the Revolving Credit Facility. The commitment fee is initially set at 0.275% and, following the delivery of financial statements for the Company’s first full fiscal quarter completed after the initial funding date of the Senior Secured Credit Facilities, the commitment fee will be determined by reference to a leverage-based pricing grid. The Company is also required to pay certain ticking fees in respect of the commitments under the Senior Secured Credit Facilities prior to the earlier of the date of initial funding of the Senior Secured Credit Facilities and the date of termination of applicable commitments thereunder.

The Company has the option to amend the Revolving Credit Facility to establish environmental, social and governance targets which will be used to adjust pricing under the Revolving Credit Facility, subject to parameters to be set forth in the Credit Agreement.

Prepayments

The Term Loan Facilities are subject to mandatory prepayment and reduction in an amount equal to (a) for each of the Company’s fiscal years, commencing with the Company’s fiscal year ending December 31, 2022, 75% of excess cash flow (to be defined in the Credit Agreement) for such fiscal year, with a reduction to 50% of excess cash flow based upon achievement of a consolidated total leverage ratio of less than 3.50 to 1.00, 25% of excess cash flow based upon achievement of a consolidated total leverage ratio of less than 3.00 to 1.00 and a further reduction to zero based upon achievement of a consolidated total leverage ratio of less than 2.50 to 1.00, in each case as calculated as of the last day of the applicable fiscal year, (b) if the Company or any of its restricted subsidiaries incurs other indebtedness, 100% of the net cash proceeds received from the incurrence of indebtedness by the Company or any of its restricted subsidiaries (other than indebtedness permitted under the Credit Agreement, excluding certain specified refinancing indebtedness), and (c) if the Company or any of its restricted subsidiaries conduct any non-ordinary course asset sale or disposition of property, 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Company or any of its restricted subsidiaries (including certain insurance and condemnation proceeds), subject to a threshold, subject to the Company’s and its restricted subsidiaries’ right to reinvest such proceeds within a specified period of time, and subject to other exceptions to be set forth in the Credit Agreement. Any such prepayments shall be applied pro rata among the Term Loan Facilities.

If at any time the sum of the outstanding revolving credit loans under the Revolving Credit Facility (including revolving loans, letters of credit outstanding and swing line borrowings thereunder) exceeds the total amount of lenders’ revolving commitments thereunder, then prepayments of revolving loans and/or swing line borrowings and/or cash collateralization of letters of credit will be required in an amount equal to such excess.

Voluntary prepayments of borrowings under the Senior Secured Credit Facilities will be permitted at any time, in minimum principal amounts to be set forth in the Credit Agreement, subject to reimbursement of the lenders’ breakage and redeployment costs actually incurred in the case of a prepayment of adjusted LIBOR or EURIBOR borrowings. Prior to the date that is twelve months after the initial funding date of the Senior Secured Credit Facilities, certain voluntary prepayments of the Term Loan B Facility will be subject to a 1.0% “soft call” premium.

The Company is required to make quarterly payments under each of the Term Loan B Facility and the Term Loan F Facility on the last business day of the first full fiscal quarter ending after the initial funding date of the Senior Secured Credit Facilities and each subsequent fiscal quarter thereafter, equal in each case to 0.625% (increasing after the fourth quarterly payment to 1.25%) of the original principal amount of the loans made on the initial funding date under such Term Loan Facility, with the balance due and payable on the maturity date of such Term Loan Facility.

Guarantee; Security

All of the Company’s obligations under the Senior Secured Credit Facilities and the Company’s and its restricted subsidiaries’ obligations under certain treasury management, interest protection or other hedging arrangements will be guaranteed by the Company and, subject to certain exclusions, each current and future, direct and indirect, wholly-owned restricted subsidiary that is organized under the laws of (x) a U.S jurisdiction and (y) certain additional jurisdictions including Luxembourg, Brazil, Finland and, subject to certain conditions, Belgium (the “Approved Jurisdictions”).

All of the Company’s and each guarantor’s obligations will be secured by a perfected first priority security interest in (x) substantially all of the Company’s and the subsidiary guarantors’ (excluding guarantors organized under the laws of Brazil) present and after-acquired tangible and intangible assets, including a pledge of all of the capital stock of any subsidiary held directly by the Company or any such subsidiary guarantors, such pledge of capital stock limited to 65% of the voting capital stock and 100% of the non-voting capital stock of each subsidiary held directly that (i) is a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended (a “CFC”) (other than CFCs organized in an Approved Jurisdiction), or (ii) has no material assets other than equity interests (or equity interests and indebtedness) of one or more CFCs (other than CFCs organized in an Approved Jurisdiction), and (y) all capital of any subsidiary directly held by any of the guarantors organized under the laws of Brazil.

Covenants, Representations and Warranties

The Senior Secured Credit Facilities contain customary representations and warranties and customary affirmative and negative covenants. The negative covenants will, among other things and subject to certain exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness, guarantees or other contingent obligations;

•	incur liens;

•	pay dividends, redeem stock or make other distributions in respect of capital stock;

•	make investments, loans and acquisitions;

•	amend, prepay, redeem or purchase subordinated, junior lien or unsecured debt for borrowed money;

•	transfer or sell assets;

•	change the nature of the Company’s business;

•	engage in transactions with affiliates;

•	create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company or make other intercompany transfers;

•	make negative pledges;

•	enter into sale and leaseback transactions; and

•	amend organizational documents or the definitive documentation related to the Spin-Off.

With respect to the Revolving Credit Facility and Term Loan F Facility, the Company is required to comply with a minimum consolidated interest charge coverage ratio of 3.00 to 1.00 and a maximum consolidated total leverage ratio of 4.25 to 1.00, stepping down to 4.00 to 1.00 following the third fiscal quarter after the Applicable First Testing Quarter (as defined below), and with a further step down to 3.50 to 1.00 on and after September 13, 2023, if and so long as certain conditions remain unsatisfied that relate to the Company’s potential liability in connection with the challenge by the Brazilian Federal Revenue Service of the deductibility of goodwill amortization generated in a 2007 acquisition by International Paper do Brasil Ltda. (a wholly-owned subsidiary of the Company following the Spin-Off) (the “Brazil Tax Dispute”). These financial maintenance covenants are required to be tested on the last day of each fiscal quarter, beginning with the fiscal quarter during which the initial funding date of the Senior Secured Credit Facilities occurs, or, to the extent such initial funding date occurs after the first 45 days of such fiscal quarter, the next fiscal quarter (in either case, such fiscal quarter, the “Applicable First Testing Quarter”). In addition, until certain conditions related to the Company’s potential liability in connection with the Brazil Tax Dispute have been satisfied, the Company’s ability to make certain restricted payments will be capped at an annual amount equal to $25 million, which amount shall be increased to $50 million in any calendar year if the Company’s pro forma consolidated total leverage ratio is below 2.50 to 1.00 and $75 million in any calendar year if the Company’s pro forma consolidated total leverage ratio is below 2.00 to 1.00.

Events of Default

The Senior Secured Credit Facilities contain certain events of default, subject to customary thresholds, notices and grace periods, including nonpayment of principal when due, nonpayment of interest or other amounts, inaccuracy of representations or warranties in any material respect, violation of covenants, cross-default to other material debt, certain bankruptcy or insolvency events, inability to pay debts, certain ERISA events, certain material judgments, actual or asserted invalidity of material guarantees and certain other loan documents or security interests, a change of control, failure to consummate the Spin-Off within two business days of the initial funding date of the Senior Secured Credit Facilities and the failure by International Paper Company to reimburse or pay (or procure payment of) certain minimum payments that may be made in connection with the Brazil Tax Dispute.

The foregoing summary of the Senior Secured Credit Facilities does not purport to be a complete description of all of their terms and conditions and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2021, the Company received letters of resignation from each of Timothy S. Nicholls, Thomas Plath, Sharon R. Ryan and John V. Sims (each, a “Resigning Director”) as directors, each such resignation to be effective as of, and contingent upon, the completion of the Spin-Off which is expected to occur on October 1, 2021. None of the Resigning Directors’ resignations is the result of any disagreement between the Resigning Director and the Company, the management or Board of Directors of the Company (the “Board”) or any committee of the Board, on any matter.

On September 13, 2021, Jeanmarie Desmond was appointed as a director of the Company and as the Chair of the Audit Committee of the Board effective as of September 14, 2021.

On September 13, 2021, effective immediately following the completion of the Spin-Off, each of Stan Askren, Christine S. Breves, Lizanne Gottung, Joia M. Johnson, David Petratis, J. Paul Rollinson and James P. Zallie was appointed as a director of the Company. Jeanmarie Desmond and Jean-Michel Ribiéras will each continue to serve as a director of the Company following completion of the Spin-Off.

Effective immediately following the completion of the Spin-Off, the following directors will serve on the following committees of the Board:

•	Audit Committee: Stan Askren, Christine Breves and James Zallie. Jeanmarie Desmond will continue to serve as Chair of the Audit Committee.

•	Management Development and Compensation Committee: Lizanne Gottung (Chair), Stan Askren, Joia Johnson and J. Paul Rollinson.

•	Nominating and Corporate Governance Committee: David Petratis (Chair), Jeanmarie Desmond, Lizanne Gottung and Joia Johnson.

Each of Messrs. Askren, Petraris, Rollinson and Zallie and Mses. Breves, Desmond, Gottung and Johnson, as a non-employee director, will receive director compensation in accordance with a non-employee director compensation program that the Company will adopt following the Spin-Off. The Company expects this director compensation program to consist of an annual cash retainer of $100,000, an annual equity retainer with a value of $125,000, and additional cash compensation for service as chair of a committee as follows: $25,000 for chair of the Audit Committee, $20,000 for chair of the Management Development and Compensation Committee and $15,000 for chair of the Nominating and Corporate Governance Committee. Compensation will be prorated for any partial year of service.

There are no arrangements or understandings between any of Messrs. Askren, Petraris, Rollinson and Zallie and Mses. Breves, Desmond, Gottung and Johnson and any other person pursuant to which any was selected as a director. The Company will enter into indemnification agreements, to be dated and effective the date of completion of the Spin-Off (and effective September 14, 2021 for Ms. Desmond), with each of Messrs. Askren, Petraris, Rollinson and Zallie and Mses. Breves, Desmond, Gottung and Johnson, which will provide the directors with contractual rights to indemnification and expense rights. There are no other related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated September 13, 2021, among Sylvamo Corporation, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders and L/C issuers party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYLVAMO CORPORATION

By:	/s/ Matthew Barron

Name:	Matthew Barron
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: September 15, 2021